Exhibit 21
                                            SUBSIDIARIES

NAME OF SUBSIDIARY                     STATE OF INCORPORATION OR ORGANIZATION
------------------                     --------------------------------------

Intervest National Bank                National Banking Association

Intervest Mortgage Corporation         New York

Intervest Securities Corporation       New York

Intervest Statutory Trust I            Connecticut Business Trust

Intervest Statutory Trust II           Connecticut Business Trust


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